EXHIBIT 4.5
CHARM COMMUNICATIONS INC.
AMENDMENT NO. 1 TO
SHARE SUBSCRIPTION AGREEMENT
     This Amendment to the Share Subscription Agreement, dated as of July 16, 2008 (the “Subscription Agreement”), by and among Charm Communications Inc., a Cayman Islands company (the “Company”), Dynasty Cayman Limited (“Dynasty”), Swift Rise International Limited (“Swift Rise,” and together with Dynasty, the “Investors”) and other parties listed on the signature page hereof, is made as of August 15, 2008 by and among the Company, the Investors and the other parties set for on the signature page hereof (this “Amendment”). Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Subscription Agreement.
     WHEREAS, the Investors has purchased an aggregate of 7,500,000 the Company’s Series A Preferred Shares, par value US$0.0001 per share (the “Series A Preferred Shares”), from the Company pursuant to the Subscription Agreement;
     WHEREAS, the Second Share Subscription Agreement has been entered into as of August 15, 2008 by and among the Company, Chaview Investments Limited (“Chaview”), and the other parties thereto, pursuant to which Chaview has agreed to purchase an aggregate of 5,000,000 Series A Preferred Shares (the “Second Subscription Agreement”);
     WHEREAS, the Company and the Investors wish to amend the Subscription Agreement upon and subject to the terms and conditions set forth herein;
     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:
     1. Amendment. Section 2.4 of the Subscription Agreement shall be amended and restated and replaced in its entirety with the following language:
     “Section 2.4 Adjustment Shares.
     (a) So long as the Company has not completed an IPO before December 31, 2008, as soon as practical and prior to April 30, 2009, the Company shall deliver to each Investor the Company’s consolidated financial statements for the year ended December 31, 2008, which shall be prepared in accordance with U.S. GAAP and audited by one of the “big four” international accounting firms. The after-tax net income on such financial statements shall be adjusted by: (i) excluding any earnings obtained through or as the result of any merger, amalgamation or other business combination between any other entity and the Company or its Subsidiaries unless such merger, amalgamation or other business combination has been approved by the Investors in advance; (ii) excluding any extraordinary or non-recurring earnings obtained by the Company or its Subsidiaries other than in their ordinary course of business and (iii) eliminating the effect of extraordinary and non-recurring expenses (including expenses for share based compensation and expenses and costs incurred in connection with the issuance of Series A Preferred Shares hereunder and under the Second Subscription Agreement and deemed dividends and other expenses and distributions related to Series A Preferred Shares) (the “2008 Net Income”).
     (b) Unless the 2008 Net Income (a) is equal to or greater than US$25 million, the Company shall, and the Founder shall procure that the Company, reasonably promptly allot and issue to each of the Investors, pro rata in accordance with the number of Shares being purchased by each such Investor at Closing, but no later than June 30, 2009, such number of additional Series A Preferred Shares (the “Adjustment Shares”) at no additional consideration, free and clear of all Encumbrances, in accordance with the following formula:
Adjustment Shares = X x 60% (adjusted to eliminate fractional shares)
X = (Adjusted Equity Share % x [A + X + B] ) — B
Where:

X	=	All adjustment shares for Dynasty, Swift Rise and Chaview

A	=	Total number of Ordinary Shares of the Company outstanding immediately after the Chaview Closing + 7,500,000

B	=	12,500,000

Adjusted Equity Share %	=	US$50 million / Adjusted Post-money Valuation

Adjusted Post-money Valuation	=	US$280 million x (2008 Net Income / US$25 million)
     (c) For the avoidance of doubt, no adjustment will be made if the 2008 Net Income is equal or greater than US$25 million.
     (d) The above formula shall be adjusted for any stock splits or stock dividend.
     (e) The terms and conditions relating to the Series A Preferred Shares are more particularly described in the Articles of Association of the Company.”

     2. Full Force and Effect. To the extent not expressly amended hereby, the Subscription Agreement remains in full force and effect.
     3. Entire Agreement. This Amendment, together with the Subscription Agreement (to the extent not amended hereby) and all exhibits and amendments thereto, represent the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings among the parties with respect to the subject matter herein.
     4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile copies of signed signature pages shall be binding originals.
[Signature Page to Follow]

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Charm Communications Inc.
By:	/s/ He Dang
	Name:	He Dang
Title:

Mr. Dang He
By:	/s/ He Dang
Passport Number: G00306355

[Signature Page to Amendment No. 1 to Shares Subscription Agreement]

Movie-Forward Ltd.
By:	/s/ He Dang
	Name:	He Dang
Title:

Jetlong Technology Limited
By:	/s/ He Dang
	Name:	He Dang
Title:

Charm Hong Kong Limited
By:	/s/ He Dang
	Name:	He Dang
Title:

Nanning Jetlong Technology Co., Ltd.
By:	/s/ He Dang
	Name:	He Dang
Title:

[Signature Page to Amendment No. 1 to Shares Subscription Agreement]

Beijing Boda Charm Advertising Co., Ltd.
By:	/s/ He Dang
	Name:	He Dang
Title:

Beijing Xingyang Advertising Co., Ltd.
By:	/s/ He Dang
	Name:	He Dang
Title:

Xinyang Heli Advertising Co., Ltd.
By:	/s/ He Dang
	Name:	He Dang
Title:

Xinxin Charm Advertising Co., Ltd.
By:	/s/ He Dang
	Name:	He Dang
Title:

[Signature Page to Amendment No. 1 to Shares Subscription Agreement]

Yida Charm Advertising Co., Ltd.
By:	/s/ He Dang
	Name:	He Dang
Title:

Shidai Charm Advertising Co., Ltd.
By:	/s/ He Dang
	Name:	He Dang
Title:

Ruiyi Youshi Advertising Co., Ltd.
By:	/s/ He Dang
	Name:	He Dang
Title:

[Signature Page to Amendment No. 1 to Shares Subscription Agreement]

Shanghai Haobangyang Advertising Co., Ltd.
By:	/s/ He Dang
	Name:	He Dang
Title:

Hubei Haobangyang Advertising Co., Ltd.
By:	/s/ He Dang
	Name:	He Dang
Title:

Beijing Yuanjing Ruishi Culture Co., Ltd.
By:	/s/ He Dang
	Name:	He Dang
Title:

[Signature Page to Amendment No. 1 to Shares Subscription Agreement]

Dynasty Cayman Limited
By:	/s/ Gordon Clancy
	Name:	Gordon Clancy
Title:

Swift Rise International Limited
By:	/s/ Xiaotao Chen
	Name:	Xiaotao Chen
Title:

[Signature Page to Amendment No. 1 to Shares Subscription Agreement]